Exhibit 99.2
Mirion Technologies Announces Pricing of Upsized $325.0 Million Offering of 0.00% Convertible Senior Notes Due 2031
Atlanta, GA – September 25, 2025 (GLOBE NEWSWIRE) – Mirion Technologies, Inc. (“Mirion”) (NYSE: MIR), today announced the pricing of $325.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “notes”) in a private placement (the “convertible notes offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the convertible notes offering was increased from the previously announced $250.0 million aggregate principal amount of notes.
In addition, Mirion granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $50.0 million aggregate principal amount of notes. The convertible notes offering is expected to close on September 30, 2025, subject to the satisfaction of customary closing conditions.
The notes will be general senior unsecured obligations of Mirion and will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on October 1, 2031, unless earlier converted, redeemed or repurchased.
Mirion estimates that the net proceeds from the convertible notes offering will be approximately $316.4 million (or approximately $365.2 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Mirion. Mirion expects to use the net proceeds from the convertible notes offering, together with the net proceeds from the concurrent common stock offering (as defined below), if consummated, to (i) pay the approximately $32.9 million cost of the capped call transactions (as described below) and (ii) fund Mirion’s planned acquisition of all of the issued and outstanding membership interests of WCI-Gigawatt Intermediate Holdco, LLC, as the indirect parent of Paragon Energy Solutions, LLC (the “Acquisition”), with the remainder for general corporate purposes. If the Acquisition is not consummated for any reason, Mirion expects to use the net proceeds from the convertible notes offering, together with the net proceeds from the concurrent common stock offering, if consummated, remaining after payment of the cost of the capped call transactions, for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, Mirion expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the Option Counterparties (as defined below) and the remaining net proceeds for general corporate purposes.
The notes will be convertible at the option of the holders in certain circumstances. The notes will be convertible into cash, shares of Mirion’s Class A common stock or a combination of cash and shares of Mirion’s Class A common stock, at Mirion’s election. The initial conversion rate is 34.6951 shares of Mirion’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $28.82 per share of Mirion’s Class A common stock, which represents a conversion premium of approximately 35.0% over the public offering price in the concurrent common stock offering), and will be subject to customary anti-dilution adjustments.
Mirion may not redeem the notes prior to October 5, 2028. Mirion may redeem for cash all or any portion of the notes (subject to certain limitations), at its election, on or after October 5, 2028, but only if a certain liquidity condition has been satisfied and the last reported sale price of Mirion’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Mirion provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If Mirion redeems less than all of the outstanding notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice.
If Mirion undergoes a “fundamental change” (as defined in the indenture governing the notes), subject to certain conditions and limited exceptions, holders may require Mirion to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the notes or if Mirion delivers a notice of redemption, Mirion will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.
In connection with the pricing of the notes, Mirion entered into privately negotiated capped call transactions with certain of the initial purchasers thereof or their respective affiliates and certain other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Mirion’s Class A common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to Mirion’s Class A common stock upon any conversion of notes and/or offset any cash payments Mirion is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.
The cap price of the capped call transactions relating to the notes will initially be $42.70, which represents a premium of 100% over the public offering price in the concurrent common stock offering, and is subject to certain adjustments under the terms of the capped call transactions.
In connection with establishing their initial hedges of the capped call transactions, Mirion expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Mirion’s Class A common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase

(or reduce the size of any decrease in) the market price of Mirion’s Class A common stock or the trading price of the notes at that time.
In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Mirion’s Class A common stock and/or purchasing or selling Mirion’s Class A common stock or other securities of Mirion in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and may do so in connection with any repurchase of the notes and/or during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Mirion’s Class A common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its notes.
In a separate press release and concurrently with the convertible notes offering, Mirion also announced today the pricing of its previously announced underwritten public offering of 17,309,846 shares of its Class A common stock at a public offering price of $21.35 per share (the “concurrent common stock offering” and, together with the convertible notes offering, the “offerings”). Mirion also granted to the underwriters of the concurrent common stock offering a 30-day option to purchase up to an additional 2,596,476 shares of Class A common stock at the public offering price, less underwriting discounts and commissions. The concurrent common stock offering is expected to close on September 30, 2025, subject to the satisfaction of customary closing conditions. The completion of the convertible notes offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of the convertible notes offering.
The notes sold in the convertible notes offering were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The notes and any shares of Mirion’s Class A common stock potentially issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities being offered in the offerings nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements
This press release contains forward-looking statements, including statements concerning the timing and completion of the offerings and the capped call transactions, the potential impact of the foregoing or related transactions on dilution to Mirion’s Class A common stock and the market price of Mirion’s Class A common stock or the trading price of the notes and the anticipated use of proceeds from the offerings. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent Mirion’s current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing Mirion’s estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to market risks, trends and conditions. These risks are not exhaustive. Further information on these and other risks that could affect Mirion’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and the future reports that it may file from time to time with the SEC. Mirion assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
For investor inquiries, please contact:
Eric Linn
ir@mirion.com
For media inquiries, please contact:
Erin Schesny
media@mirion.com
Source: Mirion